May 26, 2006



U.S. SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


RE: REGAL ROCK, INC. - FORM SB-2 REGISTRATION STATEMENT


Dear Sirs:

As  an  independent  registered public accounting firm, we hereby consent to the
inclusion  or  incorporation   by  reference  in  this  Form  SB-2  Registration
Statement, dated May 26, 2006, of the following:

   * Our Report to the Stockholders and Board of Directors of Regal Rock, Inc. dated April 12, 2006 on the financial statements of the Company for the period from inception on July 1, 2005 to February 28, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,

/s/ Dale Matherson Carr-Hilton Labonte


DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS
VANCOUVER, CANADA